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                                 EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

North American Technologies Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in Registration Statement No. 333-26347 on Form S-3 and Registration Statement No. 333-01141 and 333-16549 on Form S-8 of our report, dated February 21, 2002, except Note 2, which is as of April 9, 2002, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                BDO SEIDMAN, LLP

Houston, Texas
April 11, 2002